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                                                                     EXHIBIT 3.1

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 04:22 PM 01/27/2005
                                                     FILED 04:17 PM 01/27/2005
                                                   SRV 050069685 - 2391754 FILE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             MOVIE GALLERY US, INC.

It is hereby certified that:

      1.    (a)   The present name of the corporation (the "Corporation") is
Movie Gallery US, Inc.

            (b) The name under which the Corporation was originally incorporated is Video Update, Inc.; and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is March 30, 1994.

      2. The Certificate of Incorporation of the Corporation (as heretofore amended and/or supplemented) is hereby amended and restated in its entirety as the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Movie Gallery US, Inc.

      3. The amendments and the restatement of the Restated Certificate of Incorporation herein certified have been proposed by the board of directors of the Corporation and duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

      4. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall read as follows:

                     "RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             MOVIE GALLERY US, INC.

      FIRST: The name of the Corporation shall be Movie Gallery US, Inc.

      SECOND: The registered office of this Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808, and its registered agent at such address is Corporation Service Company.

      THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which the Corporation now or hereafter may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of stock which this Corporation is authorized to issue is One Thousand (1,000) shares of Common Stock with a par value of One Dollar ($1.00) per share.

      FIFTH: The Board of Directors shall have the power to adopt, amend, or repeal the Bylaws of this Corporation.

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      SIXTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment."

      IN WITNESS WHEREOF, the undersigned, S. Page Todd, the Executive Vice President and Secretary of Movie Gallery US, Inc., has executed, signed, and acknowledged this Restated Certificate of Incorporation this the 27th day of January, 2005.

                                      Movie Gallery US, Inc.

                                      /s/ S. Page Todd
                                      --------------------------------------
                                      S. Page Todd
                                      Executive Vice President and Secretary